exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan, of our report dated March 11, 2021 relating to the consolidated financial statements of Lineage Cell Therapeutics, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of Lineage Cell Therapeutics, Inc. for the year ended December 31, 2020.

/s/ OUM & CO. LLP

San Francisco, California

September 28, 2021